Second Quarter 2018 Earnings Presentation August 7, 2018

Safe Harbor Statement This presentation contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2

Company Overview[1]

LEADING COMMERCIAL REAL ESTATE FINANCE COMPANY FOCUSED ON DIRECTLY ORIGINATING AND MANAGING SENIOR FLOATING RATE COMMERCIAL MORTGAGE LOANS

EXPERIENCED AND CYCLE-TESTED SENIOR CRE TEAM

- Over 20 years of experience each in the commercial real estate debt markets
- Extensive experience in investment management and structured finance
- Broad and longstanding direct relationships within the commercial real estate lending industry

ATTRACTIVE AND SUSTAINABLE MARKET OPPORTUNITY

- Structural changes create an enduring, sectoral shift in flows of debt capital into U.S. commercial real estate
- Borrower demand for debt capital for both acquisition and refinancing activity remains strong
- Senior floating rate loans remain an attractive value proposition within the commercial real estate debt markets

DIFFERENTIATED DIRECT ORIGINATION PLATFORM

- Direct origination of senior floating rate commercial real estate loans
- Target top 25 and (generally) up to the top 50 MSAs in the U.S.
- Fundamental value-driven investing combined with credit intensive underwriting
- Focus on cash flow as one of our key underwriting criteria
- Prioritize income-producing, institutional-quality properties and sponsors

HIGH CREDIT QUALITY INVESTMENT PORTFOLIO

- Carrying value of $2.5 billion and well diversified across property types and geographies
- Senior loans comprise over 96% of the portfolio
- Over 97% of portfolio is floating rate and well positioned for rising short term interest rates
- Diversified financing profile with a mix of secured credit facilities, non-recourse term-matched CLO debt and unsecured convertible bonds

3

(1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended June 30, 2018.

Second Quarter 2018 Business Highlights . GAAP net income of $15.2 million or $0.35 per basic share; Core Earnings(1) of $16.4 million or $0.38 FINANCIAL per basic share (including $0.5 million or $0.01 per basic share of prepayment fee income) SUMMARY . Taxable income of $20.6 million or $0.47 per basic share; dividend of $0.40 per common share; and book value of $19.02 per common share . Originated $498.2 million of total senior floating rate loan commitments with a weighted average stabilized LTV of 62% and a weighted average yield of LIBOR + 4.62%(2) PORTFOLIO . Funded $445.9 million in UPB during the quarter including $32.5 million on existing loan commitments ACTIVITY and $2.0 million to upsize 2 existing loans . Received prepayments and principal amortization of $328.0 million . Principal balance of $2.6 billion (plus an additional $377.5 million of future funding commitments) PORTFOLIO . Over 97% floating rate and over 96% senior loans OVERVIEW . Weighted average stabilized LTV of 63% and weighted average yield of LIBOR + 5.08%(2) . 5 secured repurchase agreements with total borrowing capacity of up to $2.3 billion(3) and $1.0 billion outstanding . CAPITALIZATION $826.6 million commercial real estate CLO . $75 million secured revolving financing facility . $144 million senior unsecured convertible notes . Pipeline of senior floating rate CRE loans with commitments of over $440 million, and initial funding THIRD QUARTER loan amounts of over $285 million, which have either closed or are in the closing process, subject to ACTIVITY fallout 4 (1) Core Earnings is a non-GAAP measure. Please see slide 9 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. (2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. (3) Includes an option to be exercised at the company’s discretion to increase the maximum facility amount of the Wells Fargo repurchase facility from $200 million to up to $475 million, subject to customary terms and conditions.

Second Quarter 2018 Portfolio Activity • Total funding activity of $445.9 million: ORIGINATIONSPROPERTY BY PROPERTY TYPE TYPE – Closed 15 newly originated loans with total Retail, 6.0% Industrial, commitments of $498.2 million and initial fundings 3.0% of $411.4 million • Weighted average stabilized LTV of 62% (1) Multifamily, • Weighted average yield of LIBOR + 4.62% Office, 37.3% 24.3% – Funded $32.5 million of existing loan commitments – Upsized 2 existing loans by $12.5 million and funded Hotel, $2.0 million of those additional commitments 29.4% • Received prepayments and principal amortization of $328.0 million PORTFOLIO NET FUNDING(2) ORIGINATIONSGEOGRAPHY BY GEOGRAPHY Total maximum 3,000 $2,929 Midwest, commitments $377 8.7% $446 ($328) Future funding 2,500 $2,552 commitments $2,434 Northeast, 2,000 25.0% Southeast, 1,500 19.5% $ in Millions 1,000 Southwest, West, 23.4% 23.4% 500 - 3/31/18 Portfolio 2Q18 Fundings 2Q18 Prepayments 2Q18 Portfolio & Amortization (1) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. 5 (2) Data based on principal balance of investments.

Investment Portfolio as of June 30, 2018 KEY PORTFOLIO STATISTICS PROPERTY TYPE GEOGRAPHY Midwest, Industrial(2), Outstanding 4.8% $2.6b 8.6% Principal Balance Retail, Southeast, 7.1% 13.0% Hotel Southeast 9.6% 16.0% Northeast Northeast, Total Loan 42.6% $2.9b Multifamily(2) , Office 39.4% Commitments Retail Office, 11.3%15.6% 53.0%52.5% SouthwestSouthwest, 22.0% Hotel, 16.7% 15.7% Number of Multifamily WestWest, 72 Investments 17.7% 19.0%20.8% Average UPB ~$35m COUPON STRUCTURE INVESTMENT TYPE Subordinated Fixed, Loans, 1.9% CMBS, 2.1% 1.8% Weighted L + 5.08% Average Yield(1) Weighted Average stabilized 63.1% LTV Senior Loans, Floating, Weighted Average 96.3% 3.4 years 97.9% Original Maturity (1) Expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans. 6 (2) Includes mixed-use properties.

Interest Rate Sensitivity • A 100 basis point increase in U.S. LIBOR would increase our annual net interest income per share by approximately $0.18 NET INTEREST INCOME PER SHARE SENSIVITY TO PORTFOLIO FLOATING VS FIXED CHANGES IN US LIBOR(1) $0.20 $0.18 $0.16 $0.14 Floating, 97.9% $0.12 $0.10 $0.08 $0.06 Fixed, SharePerInterestIncomeNet $0.04 2.1% $0.02 $- 0.25% 0.50% 0.75% 1.00% Change in U.S. LIBOR (1) Represents estimated change in net interest income for theoretical +25 basis points parallel shifts in LIBOR. All projected changes in annualized net interest income are measured as the change from our 7 projected annualized net interest income based off of current performance returns on portfolio as it existed on June 30, 2018.

Case Studies • A $46.5 million senior floating rate loan financing the • Two $18.5 million senior floating rate loans collateralized by acquisition / repositioning of a well-located, mixed-use office two newly constructed Los Angeles multifamily properties and retail building in the NoHo sub-market of NYC totaling 102 units • Strong submarket fundamentals with high office and retail • Well-located, highly amenitized properties with strong cash occupancies flow profiles and an LTV of 67% • Healthy cash flow coverage and modest 51% LTV • Sponsor an institutional private real estate investment / development firm focused on opportunistic investments • Sponsor a Northeast-based institutional owner with across several property types extensive experience with similar value-add business plans Note: The above loan examples are provided for illustration purposes only. 8

Second Quarter 2018 Earnings Summary SUMMARY INCOME STATEMENT GAAP NET INCOME TO CORE EARNINGS ($ IN MILLIONS, EXCEPT PER SHARE DATA) RECONCILIATION(1) ($ IN MILLIONS, EXCEPT PER SHARE DATA) Net Interest Income $22.3 GAAP Net Income $15.2 Other Income $0.5 Operating Expenses ($7.6) Adjustments: GAAP Net Income $15.2 Non-Cash Equity Compensation $1.2 Wtd. Avg. Basic Common Shares 43,446,963 Core Earnings $16.4 Net Income Per Basic Share $0.35 Wtd. Avg. Basic Common Shares 43,446,963 Dividend Per Share $0.40 Taxable Income Per Basic Share $0.47 Core Earnings Per Basic Share $0.38 • Taxable and GAAP earnings are expected to differ in the near term principally as a result of the formation transaction at the time of the company’s initial public offering. The recognition periods for amortization of those GAAP-to-tax income differences are impacted by any potential prepayments, future fundings, loan amendments, credit defaults and other factors, and may temporarily increase and subsequently decrease over the life of the portfolio due to GAAP and tax accounting methodology differences. (1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides 9 investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

Financing and Liquidity as of June 30, 2018 SUMMARY BALANCE SHEET FINANCING SUMMARY ($ IN MILLIONS, EXCEPT PER SHARE DATA) ($ IN MILLIONS) Cash $92.3 Total Outstanding Wtd. Avg Capacity Balance Coupon Investment Portfolio $2,530.1 Repurchase Agreements $2,325.0(2) $1,019.0 L+2.28%(1) Repurchase Agreements $1,019.0 Revolving Facility $75.0 $- L+2.75%(1) CLO $652.1 CLO $652.1 $652.1 L+1.27%(1) Convertible Debt $139.9 Convertible Debt $139.9 $139.9 5.625%(1) Stockholders’ Equity $826.4 Total Leverage $1,811.0 Common Stock Outstanding 43,456,234 Stockholders’ Equity $826.4 Book Value Per Common Share $19.02 Debt-to-Equity Ratio(3) 2.2x (1) Does not include fees and other transaction related expenses. (2) Includes an option to be exercised at the company’s discretion to increase the maximum facility amount of the Wells Fargo repurchase facility from $200 million to up to $475 million, subject to 10 customary terms and conditions. (3) Defined as total borrowings to fund the investment portfolio, divided by total equity.

Appendix

Summary of Investment Portfolio(1) Maximum Loan Principal Carrying Cash Original Terms ($ in millions) Commitment Balance Value Coupon(2) Yield(3) (Years) Initial LTV(4) Stabilized LTV Senior Loans $2,836.0 $2,458.6 $2,436.6 L + 4.28% L + 4.98% 3.4 68.1% 63.0% Subordinated Loans $47.0 $47.0 $47.0 L + 9.03% L + 9.33% 6.1 61.7% 56.7% CMBS $46.5 $46.5 $46.5 L + 7.16% L + 7.75% 2.8 74.3% 74.3% Total Weighted/Average $2,929.5 $2,552.1 $2,530.1 L + 4.39% L + 5.08% 3.4 68.1% 63.1% (1) As of June 30, 2018. (2) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans. (3) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans. 12 (4) Except as otherwise indicated in this presentation, initial LTV is calculated as the initial loan amount (plus any financing that is pari passu with or senior to such loan) divided by the as is appraised value (as determined in conformance with USPAP) as of the date the loan was originated set forth in the original appraisal.

Investment Portfolio Detail[1]

($ in millions)	Type	Origination Date	Maximum Loan Commitment	Principal Balance	Carrying Value	Cash Coupon[2]	Yield[3]	Original Term (Years)	State	Property Type	Initial LTV	Stabilized LTV
Asset 1	Senior	09/17	125.0	108.0	106.9	L + 4.45%	L + 5.03%	3.0	CT	Office	62.9%	58.9%
Asset 2	Senior	07/16	120.4	108.3	107.5	L + 4.45%	L + 4.99%	4.0	Various	Office	62.8%	61.5%
Asset 3	Senior	12/15	120.0	120.0	119.9	L + 3.65%	L + 4.43%	4.0	LA	Mixed-Use	65.5%	60.0%
Asset 4	Senior	04/16	89.0	89.0	88.9	L + 3.70%	L + 5.44%	3.0	NY	Industrial	75.9%	55.4%
Asset 5	Senior	05/17	86.5	75.9	75.1	L + 4.10%	L + 4.82%	4.0	MA	Office	71.3%	71.5%
Asset 6	Senior	10/17	74.8	43.7	43.3	L + 4.07%	L + 4.47%	4.0	DC	Office	67.0%	66.0%
Asset 7	Senior	11/17	73.3	68.8	67.8	L + 4.45%	L + 5.20%	3.0	TX	Hotel	68.2%	61.6%
Asset 8	Senior	11/16	68.8	51.6	51.3	L + 4.89%	L + 5.78%	3.0	OR	Office	66.5%	51.1%
Asset 9	Senior	06/16	68.4	55.5	55.2	L + 3.87%	L + 4.93%	4.0	HI	Retail	76.2%	57.4%
Asset 10	Senior	11/17	68.3	60.8	60.1	L + 4.10%	L + 4.73%	3.0	CA	Office	66.8%	67.0%
Asset 11	Senior	11/15	66.2	66.2	65.9	L + 4.75%	L + 4.67%	3.0	NY	Office	66.4%	68.7%
Asset 12	Senior	08/16	65.0	50.3	49.8	L + 3.95%	L + 5.54%	4.0	NJ	Office	60.8%	63.0%
Asset 13	Senior	04/18	64.0	64.0	63.3	L + 3.78%	L + 4.23%	3.0	GA	Hotel	68.8%	59.8%
Asset 14	Senior	12/16	62.3	62.3	61.0	L + 3.30%	L + 4.87%	4.0	FL	Office	73.3%	63.2%
Asset 15	Senior	01/17	58.6	40.9	40.5	L + 4.50%	L + 5.16%	3.0	CA	Industrial	51.0%	60.4%
Assets 16-72	Various	Various	1,718.9	1,486.8	1,473.6	L + 4.59%	L + 5.19%	3.3	Various	Various	68.9%	64.2%
Total/Weighted Average			**$2,929.5**	**$2,552.1**	**$2,530.1**	L + 4.39%	L + 5.08%	3.4			68.1%	63.1%

(1) As of June 30, 2018.
(2) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
(3) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.

13

Average Balances and Yields/Cost of Funds Quarter Ended June 30, 2018 ($ in thousands) Average Balance(1) Interest Income/Expense Net Yield/Cost of Funds Interest-earning assets Loans held-for-investment Senior loans $2,459,550 $40,939 6.7% Subordinated loans 56,191 1,420 10.1% CMBS 48,894 1,121 9.2% Total interest income/net asset yield $2,564,635 $43,480 6.8% Interest-bearing liabilities(2) Loans held-for-investment Senior loans $1,580,785 $18,550 4.7% Subordinated loans 9,401 120 5.1% CMBS 32,062 359 4.5% Other(3) 139,867 2,206 6.3% Total interest expense/cost of funds $1,762,115 $21,235 4.8% Net interest income/spread $22,245 2.0% (1) Average balance represents average amortized cost on loans held-for-investment, AFS securities and HTM securities. (2) Includes repurchase agreements. 14 (3) Includes unsecured convertible senior notes.

Consolidated Balance Sheets GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED BALANCE SHEETS June 30, December 31, (in thousands, except share data) 2018 2017 ASSETS (unaudited) Loans held-for-investment $ 2,483,606 $ 2,304,266 Available-for-sale securities, at fair value 12,798 12,798 Held-to-maturity securities 33,659 42,169 Cash and cash equivalents 92,264 107,765 Restricted cash 16,498 2,953 Accrued interest receivable 7,555 7,105 Deferred debt issuance costs 6,950 8,872 Prepaid expenses 247 390 Other assets 14,320 12,812 Total Assets $ 2,667,897 $ 2,499,130 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Repurchase agreements $ 1,019,009 $ 1,521,608 Securitized debt obligations 652,107 — Convertible senior notes 139,930 121,314 Accrued interest payable 3,280 3,119 Unearned interest income 610 197 Dividends payable 17,408 16,454 Other liabilities 8,191 6,817 Total Liabilities 1,840,535 1,669,509 10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively 1,000 1,000 Stockholders’ Equity Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,456,234 and 43,235,103 shares issued and outstanding, respectively 435 432 Additional paid-in capital 831,568 829,704 Accumulated other comprehensive income — — Cumulative earnings 58,613 28,800 Cumulative distributions to stockholders (64,254) (30,315) Total Stockholders’ Equity 826,362 828,621 Total Liabilities and Stockholders’ Equity $ 2,667,897 $ 2,499,130 15

Consolidated Statements of Comprehensive Income

GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except share data)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Interest income:	(unaudited)		(unaudited)	
Loans held-for-investment	$ 42,359	$ 24,920	$ 81,152	$ 47,558
Available-for-sale securities	285	256	557	502
Held-to-maturity securities	836	920	1,721	1,852
Cash and cash equivalents	29	4	56	6
Total interest income	43,509	26,100	83,486	49,918
Interest expense:				
Repurchase agreements	14,934	5,493	31,128	10,249
Securitized debt obligations	3,875	—	3,875	—
Convertible senior notes	2,206	—	4,385	—
Revolving credit facilities	220	—	220	—
Notes payable to affiliate	—	2,280	—	3,630
Interest Expense	21,235	7,773	39,608	13,879
Net interest income	22,274	18,327	43,878	36,039
Other income:				
Fee income	564	—	1,446	—
Total other income	564	—	1,446	—
Expenses:				
Management fees	3,114	1,925	6,323	3,587
Servicing expenses	494	307	952	629
General and administrative expenses	4,005	1,900	8,237	4,173
Total expenses	7,613	4,132	15,512	8,389
Income before income taxes	15,225	14,195	29,812	27,650
Benefit from income taxes	(2)	(2)	(1)	(1)
Net income	15,227	14,197	29,813	27,651
Dividends on preferred stock	25	—	50	—
Net income attributable to common stockholders	$ 15,202	$ 14,197	$ 29,763	$ 27,651
Basic earnings per weighted average common share [1]	$ 0.35	$ —	$ 0.69	$ —
Diluted earnings per weighted average common share [1]	$ 0.34	$ —	$ 0.67	$ —
Dividends declared per common share	$ 0.40	$ —	$ 0.78	$ —
Weighted average number of shares of common stock outstanding:				
Basic	43,446,963	43,234,205	43,410,796	43,234,205
Diluted	50,634,463	43,234,205	50,598,296	43,234,205
Comprehensive income:				
Net income attributable to common stockholders	$ 15,202	$ 14,197	$ 29,763	$ 27,651
Other comprehensive (loss) income, net of tax:				
Unrealized (loss) gain on available-for-sale securities	(16)	16	—	96
Other comprehensive (loss) income	(16)	16	—	96
Comprehensive income attributable to common stockholders	$ 15,186	$ 14,213	$ 29,763	$ 27,747

(1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 and on. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares outstanding during the post-formation period.

16